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                                                                    EXHIBIT 23.1

                       Consent of Independent Accountants

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 26, 2000 except as to Note 14 which is as of February 25, 2000 relating to the financial statements, which appears in the Annual Report to Shareholders of LookSmart Ltd., which is incorporated by reference in LookSmart Ltd.'s Annual Report on Form 10-K for the year ended December 31, 1999.


/s/ PricewaterhouseCoopers LLP
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San Francisco, California
December 7, 2000